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                       SECURITIES AND EXCHANGE COMMISSION

                              Washington, DC 20549



                                    FORM 8-K

                                 CURRENT REPORT



     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported): November 16, 2005


                               Eagle Bancorp, Inc.
             (Exact name of registrant as specified in its charter)


         Maryland                    0-25923                        52-2061461
(State or other jurisdiction   (Commission file number)            (IRS Employer
    of incorporation)                                                  Number)


               7815 Woodmont Avenue, Bethesda, Maryland   20814
               (Address of Principal Executive Offices) (Zip Code)


        Registrant's telephone number, including area code: 301.986.1800

         Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

/ / Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

/ / Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

/ / Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

/ / Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01         Entry Into a Material Definitive Agreement

         On November 16, 2005, Eagle Bancorp, Inc. (the "Company") amended the employment agreement between the Company and Ronald D. Paul, the President and Vice Chairman of the Board of Directors of the Company and Chairman of the Board of Directors of EagleBank (the "Bank"), to increase the annual salary which Mr. Paul is entitled to receive to $200,000, effective January 1, 2006. The Company also approved the immediate payment of a $50,000 cash bonus to Mr. Paul. The employment agreement between the Company and Mr. Paul has not been otherwise amended from the form filed as an exhibit to the Company's form 10-K for the year ended December 31, 2003 (the "2003 10-K").

         The Company also amended the director fee agreement between Leonard L. Abel, Chairman of the Board of Directors of the Company and a director of the Bank, to increase the amount which Mr. Abel is entitled to receive for his service as Chairman and a director, to $75,000 per year, commencing January 1, 2006. The director fee agreement between the Company and Mr. Abel has not been otherwise amended from the form filed as an exhibit to the 2003 10-K.

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                                   Signatures


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                   EAGLE BANCORP, INC.



                                   By:  /s/ Ronald D. Paul
                                      ------------------------------------------
                                      Ronald D. Paul, President, Chief Executive
                                      Officer

Dated: November 17, 2005